UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

FORTE BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38052	26-1243872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Pegasus Park Dr. Building 6 Dallas, Texas		75247
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 618-6994

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FBRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed by Forte Biosciences, Inc. (the “Company”) as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 20, 2023 (the “Original 8-K”) to report the preliminary voting results of the Company’s 2023 annual meeting of stockholders (the “Annual Meeting”) held on September 19, 2023. This Amendment is being filed to report the final voting results as certified by the independent inspector of elections for the Annual Meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on September 19, 2023. As of the close of business on August 17, 2023, the record date of the Annual Meeting, 36,281,772 shares of the Company’s common stock were outstanding and entitled to vote.

Set forth below are the final voting results for the Annual Meeting as certified by the independent inspector of elections for the Annual Meeting, as well as a brief description of the proposals voted on at the Annual Meeting. The results remain unchanged from the preliminary results the Company previously disclosed on the Original 8-K. 27,582,102 shares the Company’s common stock were voted in person or by proxy at the Annual Meeting, representing 76.02% percent of the shares entitled to be voted.

1.

Election of Class III Directors. Lawrence Eichenfield, M.D. and Paul A. Wagner, Ph.D. were elected to serve as Class III directors, to hold office until the Company’s 2026 annual meeting of stockholders or until his respective successor is duly elected and qualified. The final votes for each nominee to serve as a Class III director are set forth below:

Nominee	Votes For	Votes Withheld
Lawrence Eichenfield, M.D.	16,396,500	11,097,526
Paul A. Wagner, Ph.D.	16,831,738	10,662,288
Chris McIntyre	10,627,041	16,348,276
Michael G. Hacke	11,064,021	15,911,296

2.

Advisory Vote on Executive Compensation. The Company’s stockholders advised that they were not in favor of the named executive officers’ compensation for 2022 as disclosed in the proxy statement. The votes regarding the proposal were as follows:

Votes For	Votes Against	Abstentions
9,907,983	11,751,111	5,835,028

3.

Frequency of Advisory Vote on Executive Compensation. The Company’s stockholders advised that they were in favor of future advisory votes on named executive officers’ compensation every year. The votes regarding the proposal were as follows:

One Year	Two Years	Three Years	Abstentions
13,958,000	35,449	9,869,970	3,630,703

The Board will meet to discuss the stockholder’s recommendation and make a determination regarding the frequency of future say-on-pay votes. Such determination will be disclosed on an amendment to this Current Report on Form 8-K once approved by the Board.

4.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions
17,303,222	3,776,436	6,502,444

5.

Approval of the Amended and Restated 2021 Equity Incentive Plan. The Company’s stockholders approved the adoption of the Amended and Restated 2021 Equity Incentive Plan. The votes regarding the proposal were as follows:

Votes For	Votes Against	Abstentions
16,838,182	8,502,806	2,103,978

6.

Shareholder Proposal to Amend the Amended and Restated Bylaws. The Company’s stockholders voted against the amendment of the Company’s Amended and Restated Bylaws. The votes regarding the proposal were as follows:

Votes For	Votes Against	Abstentions
10,813,380	14,810,177	1,870,565

7.

Advisory Vote on Shareholder Proposal to Remove the Company’s Preferred Stock Rights Agreement. The Company’s stockholders voted against the removal of the Company’s Preferred Stock Rights Agreement. The votes regarding the proposal were as follows:

Votes For	Votes Against	Abstentions
11,096,793	14,525,586	1,871,743

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTE BIOSCIENCES, INC.

Date: September 26, 2023	By:	/s/ Antony Riley
Antony Riley Chief Financial Officer